Exhibit 10.3

MUTUAL TERMINATION OF AMENDED AND RESTATED COOPERATIVE

MARKETING AGREEMENT

The Amended and Restated Cooperative Marketing Agreement (this “Agreement”) was entered into and effective March 1, 2017 (the “Effective Date") between PRN Physician Recommended Nutriceuticals, LLC, a Delaware limited liability company with a principal place of business located at 5 Sentry Parkway, East Bldg. Suite 210, Blue Bell, PA 19422 (“PRN”) and TearLab Research, Inc., a Delaware Corporation with a principal place of business located at 9980 Huennekens St., Suite 100, San Diego, California, 92121 (“Tear”). Each of Tear and PRN is referred to individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.       Both Parties have agreed to mutually terminate the Agreement.

B.       Both Parties wish to work together to effectively transition customers and revenue generated under the Agreement into future PRN promotion and marketing efforts.

C.       Both Parties wish to clarify rights and obligations as a result of the termination.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.1        The Agreement will terminate effective June 23, 2017. Both parties will agree to any joint written communications to current customers as well as jointly agree on “Talking Points” to be used by both Parties in any verbal communication with customers.

1.2       Neither Party will disparage the other in discussing the Agreement and the reasons for mutual termination of the Agreement

1.3       Tear will be required to file a form 8K with the United States Securities and Exchange Commission regarding changes to a material agreement. Tear will share a draft of the form 8K with PRN for comment prior to filing and reasonably attempt to incorporate any comments from PRN, but Tear has the sole right to determine the regulatory content of the final form 8K.

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1.4       All Escrow amounts generated from the Agreement will be transferred to PRN.

1.5       All payments under section 6 of the Agreement, excluding Escrow amounts, will be paid by PRN to Tear on or before June 30, 2017.

1.6       With regards to non-competition, PRN will separately notify Tear per section 16.2 of the Agreement PRN’s decision in regards to non-competition post termination of the Agreement.

1.7       This mutual termination does not change section 17.6 which outlines sections surviving termination of the Agreement.

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IN WITNESS WHEREOF, each of the Parties has by its duly authorized representative signed this Agreement as of the day and year written below.

TEARLAB RESEARCH, INC.		PRN PHYSICIAN RECOMMENDED NUTRICEUTICALS, LLC

By:	/s/ Wes Brazell	By:	/s/ Stefan Schoen
Name:	Wes Brazell	Name:	Stefan Schoen
Title:	CFO	Title:	SVP, BD

Date:	June 22, 2017	Date:	June 22, 2017

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